UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 20, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( x ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( x ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2014, the Company terminated the previously announced definitive merger agreement with Tyhee Gold Corp. (TSX Venture: TDC) (“TYHEE”).

The merger agreement provides that in the event that Tyhee fails to consummate a qualified financing of at least $20 million on or before March 15, 2014, then Santa Fe may elect to terminate the merger Agreement. Because Tyhee failed to timely consummate a qualified financing, Santa Fe’s Independent Special Committee determined that it is in the best interest of Santa Fe and its stockholders to terminate the merger agreement. As such, Santa Fe provided Tyhee with notice of its election to terminate the merger agreement.

The merger agreement provides that Tyhee shall promptly pay to Santa Fe a “break fee” of $300,000 if Santa Fe terminates the merger agreement because Tyhee failed to timely consummate a qualified financing. Santa Fe has requested prompt payment of the break fee.

Santa Fe intends to resume discussions with certain private equity funds that have previously expressed an interest in pursuing a transaction with Santa Fe. Additionally, Santa Fe is interviewing several investment banks to engage as Santa Fe’s financial advisor.

Exhibit
Number	Description

99.1	Press Release dated March 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: March 21, 2014	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer